Exhibit 5.6

December 20, 2019

Local Entities defined below

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Ladies and Gentlemen:

We have acted as special counsel in the State of Hawaii to StoneMor Hawaiian Joint Venture Group LLC, a Hawaii limited liability company, StoneMor Hawaii LLC, a Hawaii limited liability company and StoneMor Hawaii Subsidiary, Inc, a Hawaii corporation (collectively, the “Local Entities” and each a “Local Entity”), each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co.” and together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Guarantors, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee.

In rendering our opinions hereinafter set forth, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.    the Indenture,

2.    the Notes;

3.    the Master Secretary’s Certificate, dated the date hereof (the “Secretary’s Certificate”);

P.O. Box 2800 ● Honolulu, Hawaii 96803-2800

Five Waterfront Plaza, 4th Floor ● 500 Ala Moana Boulevard ● Honolulu, Hawaii 96813

Telephone: (808) 529-7300 ● FAX: (808) 524-8293

403763.5

Local Entities c/o StoneMor Partners L.P.

December 20, 2019

4.    the Articles of Organization or Articles of Incorporation and Operating Agreement or Bylaws, as the case may be, of the Local Entities, as certified pursuant to the Secretary’s Certificate;

5.    the Unanimous Written Consent dated June 26, 2019 of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the Indenture and other matters as more particularly set forth therein, as certified pursuant to the Secretary’s Certificate (“Written Consent”);

6.    the good standing certificates for the Local Entities from Department of Commerce and Consumer Affairs of the State of Hawaii (the “Good Standing Certificates”); and

7.    such other documents as we considered appropriate as a basis for the opinions set forth below.

We also reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons that are party to or acting on behalf of any party to the Indenture and the other documents, certificates and records examined by us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents, and the correctness of all statements of fact contained in the documents examined. We have not performed any independent investigation other than the document examination described above.

We have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on the Secretary’s Certificate and all documents and exhibits attached thereto, including the Articles of Organization or Articles of Incorporation and Operating Agreement or Bylaws, as the case may be, of the Local Entities, and the Written Consent. With respect to our opinion in paragraph 1 below as to the valid existence and good standing of the Local Entities, we have relied exclusively on the Good Standing Certificates.

We have assumed and relied upon the truth and completeness, as to matters of fact (including the factual portion of any matters of mixed fact and law), of the Good Standing Certificates (and we have also assumed that the information contained therein is current through the date hereof notwithstanding any earlier “through” date contained in such Good Standing

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Local Entities c/o StoneMor Partners L.P.

December 20, 2019

Certificates), the factual representations and warranties of the Local Entities given pursuant to or in connection with the Indenture, and the certifications set forth in the Secretary’s Certificate and all documents and exhibits attached thereto, including the Articles of Organization or Articles of Incorporation and Operating Agreement or Bylaws, as the case may be, of the Local Entities, and the Written Consent.

We have not made any independent investigation in rendering this opinion other than the examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination.

As special counsel to the Local Entities, we have only represented such parties in connection with the Indenture and certain other matters referred to us from time to time. We do not have knowledge of many of the transactions in which one or more of the Local Entities have engaged or of its or their day-to-day operations or activities, and no inference should be drawn as to our knowledge beyond the scope of the specific matters as to which we have been engaged as counsel to one or more of the Local Entities.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.    Each Local Entity is validly existing and in good standing under the laws of the State of Hawaii.

2.    As of the date of the Indenture, the Local Entities had all limited liability company or corporate power and capacity, as the case may be, to execute and deliver the Indenture, and as of the date hereof the Local Entities have all limited liability company or corporate power and capacity, as the case may be, to perform their respective obligations thereunder.

3.    All necessary limited liability company or corporate action, as the case may be, has been taken on the part of the Local Entities to authorize the execution and delivery of the Indenture and the performance by the Local Entities of their respective obligations thereunder (including their respective Guarantees as provided therein).

4.    The Indenture has been duly executed and delivered by the Local Entities to the extent that execution and delivery are governed by the laws of the State of Hawaii.

The opinions expressed herein are limited in all respects to the laws of the State of Hawaii, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

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Local Entities c/o StoneMor Partners L.P.

December 20, 2019

Our opinions are subject to the following further exceptions, exclusions, limitations, assumptions and qualifications:

A.    This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

B.    Our opinions are subject to the qualification and limitation that the Indenture and other documents referenced herein purport to be governed in part or in whole by the laws of a jurisdiction other than the State of Hawaii We express no opinion herein on the law of any jurisdiction other than the laws of the State of Hawaii, and our opinions are correspondingly so limited.

C.    None of the opinions hereinabove expressed shall in any way be deemed to constitute and/or imply the giving by this law firm of an opinion on the laws of any other jurisdiction other than the laws of the State of Hawaii.

D.    This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

E.    We express no opinion as to whether the Local Entities have the licenses, permits or approvals required under the laws of the State of Hawaii to conduct their respective businesses in the State of Hawaii.

We understand that Duane Morris LLP may rely on this opinion in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ McCORRISTON MILLER MUKAI MACKINNON LLP